UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported)       October 17, 2003
                                                     --------------------------
                                                         (October 17, 2003)
                                                     --------------------------



 Commission   Name of Registrants, State of Incorporation,    I.R.S. Employer
File Number   Address and Telephone Number                   Identification No.
-----------   --------------------------------------------   ------------------

 333-32170    PNM Resources, Inc.                                85-0468296
              (A New Mexico Corporation)
              Alvarado Square
              Albuquerque, New Mexico  87158
              (505) 241-2700

  1-6986      Public Service Company of New Mexico               85-0019030
              (A New Mexico Corporation)
              Alvarado Square
              Albuquerque, New Mexico  87158
              (505) 241-2700



                         ------------------------------

              (Former name, former address and former fiscal year,
                          if changed since last report)

Item  9.   Regulation FD Disclosure

                 PNM Proposes Deferring Portion of New Gas Rates

ALBUQUERQUE, N.M., October 17, 2003 - PNM Resources (NYSE: PNM) utility subsidiary PNM has proposed phasing in new natural gas service rates to reduce the impact on customer bills during the winter heating season. PNM presented the plan to the New Mexico Public Regulation Commission at an open meeting in Santa Fe Thursday.

A negotiated settlement of the company's pending rate case calls for a $22 million revenue increase (including $20 million in gas service rates and $1.6 million in a tariff for miscellaneous charges) to take effect in November. The PNM proposal, which is endorsed by the commission staff and the industrial consumers group, would defer approximately $5.8 million of the rate increase until the spring and summer of 2004, when heating bills are typically lower. At that time the company would be permitted to collect the additional charges incurred by customers during the preceding winter months.

If approved by the commission, the plan would reduce PNM earnings by about $0.03 per share in 2003 and add about $0.03 per share to 2004 earnings.

"With natural gas prices likely to remain high over the next several months, we want to do everything we can to help customers manage their heating bills," said PNM Senior Vice President Bill Real. "This plan will help mitigate the higher gas costs while allowing PNM to earn the revenues we need in order to continue to provide reliable service to customers."

PNM Resources is an energy holding company based in Albuquerque, New Mexico. PNM, the principal subsidiary of PNM Resources, serves about 450,000 natural gas customers and 390,000 electric customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM. For more information about our company, see our web site at www.pnm.com.

          Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995 Statements made in this filing and documents the Company files with the SEC that relate to future events or the Company expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and we assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, the Company cautions you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect the Company's future financial condition, cash flow and operating results. These factors include interest rates, weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by our forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.

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

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             PNM RESOURCES, INC. AND
                                       PUBLIC SERVICE COMPANY OF NEW MEXICO
                                ------------------------------------------------
                                                   (Registrant)


Date:  October 17, 2003                        /s/ Robin A. Lumney
                                ------------------------------------------------
                                                 Robin A. Lumney
                                            Vice President, Controller
                                           and Chief Accounting Officer
                                 (Officer duly authorized to sign this report)


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